EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT
     The following is a list of the Company’s subsidiaries as of Aug. 31, 2005, except for unnamed subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” as defined in Regulation S-X of the United States Securities and Exchange Commission (17 CFR 210.1-02(w)).
          Asgrow Seed Company LLC (Delaware)
          Channel Bio Corp. (Indiana)
          Corn States Hybrid Service L.L.C. (Iowa)
          DEKALB Genetics Corporation (Delaware)
          Emergent Genetics, Inc. (Delaware)
          Holden’s Foundation Seeds L.L.C. (Iowa)
          Mahyco-Monsanto Biotech Ltd. (India)
          Monsanto Ag Products LLC (Delaware)
          Monsanto Argentina S.A.I.C. (Argentina)
          Monsanto Australia Ltd. (Australia)
          Monsanto Canada, Inc. (Canada)
          Monsanto do Brasil Ltda. (Brazil)
          Monsanto Europe S.A./N.V. (Belgium)
          Monsanto India Limited (India)
          Monsanto Inter SARL (France)
          Monsanto Nordeste S.A. (Brazil)
          Monsanto SAS (France)
          Monsanto Seeds (Thailand) Ltd. (Thailand)
          Monsanto Technology LLC (Delaware)
          Semillas y Agroproductos Monsanto, S.A. de C.V. (Mexico)
          Seminis, Inc. (Delaware)